PFT (Putnam Funds Trust) Putnam Global Dividend Fund Period ending 11/30/16

1.Amendment to Bylaws dated as of April 22, 2016 -
Incorporated by reference to Post-Effective Amendment No.
236 to the Registrants Registration Statement filed on June
27, 2016.
2.Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of October 27,
2016 - Incorporated by reference to Post-Effective
Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.